INFOIMAGING TECHNOLOGIES, INC.

                          CONSULTING AGREEMENT

THIS AGREEMENT is made as of March 1, 1999.

BETWEEN:

InfoImaging Technologies, Inc., 1408 Pawnee Dr., Las Vegas Nevada, USA, 89109 (the "Company")

AND:

Pensbreigh Holdings Ltd., a company constituted in accordance with the laws of Barbados, having its registered office at Chancery House, High Street, Bridgetown, Barbados, (the " Consultant")

WHEREAS:

(A) The Consultant is an independent contractor engaged in the business of providing various corporate and consulting services to business ventures;

(B)  The Company wishes to engage the services of the Consultant;

(C) The parties have mutually agreed to evidence the terms of the consultant's service to the Company by this Agreement;

WITNESS that in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties mutually agree as follows:

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                               PART I

                           INTERPRETATION

1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

(a) "this Agreement" means this agreement for services from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

(b) the words "herein", "hereof' and "hereunder" and other words of similar import refers to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision,

(c) all references to currency mean United States currency, unless otherwise specified,

(d) a reference to an entity includes any entity that is a successor to such entity,

(e) a reference to a Part is to a part of this Agreement, and the symbol S followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or sub-clause of this Agreement so designated,

(f) the headings are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof, and

(g) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time, and any statute or regulation, which supplements or supersedes such statute or regulations.

                               PART 2

                             ENGAGEMENT

Engagement

2.1 The Company hereby retains the Consultant to provide services to the Company and the Consultant hereby agrees to be so retained, upon and subject to the terms and conditions hereinafter set forth for the duration of this Agreement.

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Term

2.2 This Agreement will extend for 36 months unless renewed or terminated as in the manner provided for under this Agreement. The term of such Agreement will be renewed, on the same terms and conditions set out herein, for successive 12 month periods if

(a) 90 days before the expiry of such term the Company has not exercised its rights under Part 6 to terminate this Agreement, and

(b) 60 days before the expiry of such term the Consultant gives the Company notice of his desire to renew the term for an additional 12 months.

The initial 36-month term will commence on the date of this Agreement and will expire on October 1, 2001

Term of Reference

The Company engages the Consultant to perform the following services (the "Consulting Services")

(a) to advise and assist the with the development and operation of the communications business to be carried on the Company or any of its direct or indirect subsidiaries;

(b) to advise the Company on business trends, trade customs and economic, political and regulatory conditions in Designated Areas;

(c) to assist the Company in identifying and, at the request of the Company, conducting preliminary research on and negotiating with potential partners in the Designated Areas;

(d) to provide such other services as may reasonably be requested by the Company from time to time.

                               PART 3

                            COMPENSATION

Fee

3.1 For the first 12 months of this Agreement, the Consultant will receive a monthly fee of $16,666.66 (the "Fee"). The Consultant shall submit an invoice covering services rendered during each monthly period, together with other supporting, documents, which

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may be required from time to time by the Company. Upon verification of the
Consultant's invoice, the Company shall make payment in full on a monthly basis in arrears.

Increase of Fee

3.2 The Fee will be increased, but never decreased, on the first and each subsequent anniversary date of the commencement of the obligation of the Company to pay the same by adding to the Fee an amount that is the percentage of the Fee then being paid which is equal to the percentage increase during the preceding 12 month period in the Consumer Price Index (all items for the Greater Vancouver area as published by Industry Canada (or any successor index).

Expenses

3.3 The Company will reimburse The Consultant for all reasonable travel expenses, including car rentals, food and lodging and sundry expenses, and all other reasonable expenses incurred in connection with him providing service hereunder to the Company promptly on receiving all appropriate and complete vouchers or receipts.

Review

3.4 At the end of the first anniversary of this Agreement and annually thereafter, the Compensation Committee of the Company will carry out an objective review of the compensation provided herein with regards to any developments within the Company provided herein with regards to any developments within the company and, if warranted, the Fee may be increased (but not decreased).

                               PART 4

                         NEGATIVE COVENANTS

Non-Competition

4.1 Without the consent of the Company, The Consultant will not, during the term of this Agreement and for a period of one year after the termination of this Agreement, whether directly or indirectly, either individually or in partnership or in conjunction with any person or persons, fin-n, association, syndicate, joint venture, partnership, company or corporation as principal, agent, or shareholder or in any other manner whatsoever, (a) engage in any business (directly or through any kind of ownership or other arrangement other than ownership of securities of publicly held corporations), (b) accept employment

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with, (c) provide services to, or (d) carry on, be engaged in, concerned with or interested in any person or persons, firm, association, syndicate, joint venture, partnership, company or corporation engaged in, concerned with or interested in any business primarily involved in similar activities in any country in which InfoImaging operates, or is actively considering, or take any other action inconsistent with the relationship of a senior executive to his corporation.

4.2 Subject to the limitation contained in 4.1, 4.3 and 4.4, the Consultant may make investments for its own account and in any business or enterprise whatsoever.

Non- Solicitation of Customers and Employees

4.3 The Consultant shall not, without the specific prior written consent of the Board, during the term of this Agreement and for a period of one year after the termination of the Agreement, either on its own behalf or on behalf of any other person, solicit the services of or entice away any person employed by or otherwise providing services to the other Company or its direct or indirect subsidiaries to transfer business to any other person. However, nothing herein will prevent the Consultant from continuing to carry on personal activities with employees of the Company to the extent that such activities were ongoing at the date of the Agreement.

Notice of Conflict

4.4 If the Board determines that The Consultant is engaging in conflicting activity and causes the Consultant to be so advised in writing, The Consultant will thereafter discontinue such activity within 90 days after such notice, or such longer period as the Board agrees, and The Consultant will, within such 90-day period, certify in writing to the Company that he has discontinued such activity.

Survival

4.5 The obligations of the Consultant under 4.1 and 4.3 shall, except as otherwise provided, herein, survive the expiration or termination of this Agreement and shall terminate one year after the termination of this Agreement.

                               PART 5

                      DUTIES OF THE CONSULTANT

Duties

5.1  Unless otherwise agreed to by the Company, the Consultant shall retain
Mr. Altaf Nazerali ("Nazerali") to perform the consulting Services and shall not delegate or

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subcontract the performance of any Consulting Service to any other Person (as hereinafter defined) except Arie Halpern. For the purposes of this Agreement, "Person" includes, without limitation, any individual, firm, corporation, association, partnership, joint venture, consortium, trust or other entity.

5.2 The Consultant shall cause and direct that Nazerali shall devote such amount of his time to the Company as may be necessary to enable the Consultant to properly and efficiently discharge its duties under this Agreement, except such time required by Nazerali to discharge his existing, commitments to (I) the Consultant in relation to an agreement between the Consultant and Multivision Communications Corp. dated June 30, 1996 and (ii) as a director of other business, and, in discharging such duties, shall direct Nazerali to use his best efforts at all times on behalf of the Consultant.

5.3 The Consultant agrees to keep the Company informed as to the status and particulars of its activities under this Agreement. The Consultant shall provide monthly written reports and such other written and oral reports, analyses, advice and other information as may be requested from time to time by the Company.

5.4 The Consultant shall be responsible for the manner in which its work is completed, for the methods used in completing its work, and for all acts, omissions and things done or made in the performance (or nonperformance) of the Consultants obligations, including those of its shareholders and other persons used by the Consultant. Nothing contained in this Agreement shall operate or be construed to relieve the Consultant of any duties or obligations imposed upon it as an independent contractor.

Relationship of Parties

5.5 The Consultant in performing its duties hereunder is acting, as an independent contractor, and Nazerali, in providing the Consulting Service, shall not be considered an employee of the Company and, as such, entitled to any benefit plans to which regular employees of the Company are entitled. The Consultant hereby acknowledges that it is responsible for remitting, its own taxes and any contributions required by law to be remitted and the Company shall have no responsibility in respect of any failure by the Consultant to properly remit such amounts when due, and the Consultant agrees to indemnify and save the Company harmless from and against assessments, losses or penalties actually incurred by the Company in this respect.

5.6 The Consultant shall not, without the prior written consent of the Corporation, use the name of the Corporation nor the relationship arising out of this Agreement in any manner during or after the term hereof in any materials advertising or promoting the Consultant or otherwise.

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Confidential Information

5.7   The Consultant hereby covenants, agrees and acknowledges as follows:

(a) The Consultant has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company, its subsidiaries and affiliates (collectively, the "Companies"), including but not limited to

(I) business plans, operating, plans, marketing plans, financial reports, operating data, budgets, wage and salary rates, pricing strategies and information, terms of agreements with suppliers or customers and others, customer lists, patents, devices, software programs, reports, correspondence, tangible property and specifications owned by or used in the businesses of one or more of the Companies,

(ii) information pertaining to future developments such as, but not limited to, research and development, future marketing, distribution, delivery or merchandising plans or ideas, and potential new business locations, and

(iii) other tangible and intangible properties, which are used in the business and operations of the Companies but not made publicly available.

The information and trade secrets relating to the business and operations of the Companies described hereinabove in this paragraph (a) are hereinafter referred to collectively as the "Confidential Information", provided that the term Confidential Information shall not include any information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Consultant) or (y) that the Consultant receives on a non-confidential basis from a source (other than the Company, its affiliates or representatives) that is not known by it to be bound by an obligation of secrecy or confidentiality to the Companies or any of them.

(b) The Consultant hereby assigns to the Company, in consideration of its engagement, all Confidential Information developed by or otherwise in the possession of the Consultant at any time during the term of this Agreement, whether or not made or conceived during working hours, alone or with others, which relates to businesses or proposed businesses of any of the Companies, and the Consultant agrees that all such Confidential Information shall be the exclusive property of the Companies. Upon request of the Board of Directors of the company, the Consultant shall execute and deliver to the Companies any specific assignments or other documents appropriate to vest title in such Confidential Information

(c) The Consultant shall not disclose, use or continue to make known for his or another's

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benefit any Confidential Information or use such Confidential Information in any way except in the best interests of the Companies in the performance of the Consultant's duties under this Agreement. The Consultant may disclose Confidential Information when required by applicable law or judicial process, but only after notice to the Company of the Consultant's intention to do so and opportunity for the Company to challenge or limit the scope of the disclosure.

(d) The Consultant acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this S5.7 would be inadequate and, therefore, agrees that the Companies shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provide , however, that nothing contained herein shall be construed as prohibiting the Companies from pursuing any other rights and remedies available for such breach or threatened breach.

(e) The Consultant agrees that upon termination of its engagement by the Company for any reason, the Consultant shall forthwith return to the Company all Confidential Information, documents, correspondence, notebooks, reports, computer programs and all other materials and copies thereof (including computer discs and other electronic media) relating in any way to the business of the Companies in any way developed or obtained by the Consultant during, the period of its engagement with the Company.

(f) The Consultant agrees that for a period of one year after the termination of this Agreement not to pursue any business opportunities that were developed or evaluated at the Company during his tenure at the Company, except such business opportunities which have been declined by the Company.

(g) The obligations of the Consultant under this S5.7 shall, except as otherwise provided, survive the expiration or termination of this Agreement and shall terminate one year after the termination of this Agreement.

(h) The Consultant hereby expressly agrees that the foregoing provisions of this S5.7 shall be binding upon the Consultant's heirs, successors and legal representatives.

                               PART 6

                             TERMINATION

Termination by Either Party

6.1 Either party may terminate this Agreement on notice given not less than, in the case of the Company, 90 days or, in the case of the Consultant, 60 days before the end of the

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initial 36 month term or any renewal term, in which case, the Consultant will have no benefit of the provisions under this Part 6. Notwithstanding any provision herein, the Company will be entitled to terminate this Agreement for cause or for any breach by the Consultant of any material covenant of this Agreement, in which case the Consultant will have no benefit of the provisions under this Part 6.

Termination Allowance

6.2 If this Agreement is terminated by the Company other than as provided for in S6. 1, on the effective date of such termination the Consultant will be paid an amount equal to the total of all payments that would have been made to the Consultant as both the Fee and the Bonus from such effective date of termination to the end of the current term or renewal term, as the case may be, of this Agreement

Affect of Other Engagements

6.3 The obligation of the Company to make payment as provided in S6.2, win not be affected by, and the amount of any such payment will not be reduced by virtue of, the Consultant engaging in business on its own behalf or with others (except to the extent same is in conflict with S4.1 or 4.3), at any time after termination hereunder.

Election by the Consultant

6.4 The Consultant may by notice to the Company elect to take the termination allowance to which it is entitled under S6.2 in a lump sum payment, or in installments over such period as it may specify.

Rights of the Consultant Cumulative

6.5 The rights, powers and remedies of the Consultant provided in this Agreement are cumulative and do not affect any right, power of remedy otherwise available to the Consultant at law or in equity.

Return of Property

6.6 On the effective date of termination the Consultant will deliver up to the Company, in a reasonable state of repair, all property, both real and personal, including documents and copies thereof, owned, leased or bailed to the Company and used by or in the possession of the Consultant.

                               PART 7

                              LIABILITY

Liability

7.1 The Company assumes no responsibility to third parties for any costs, losses, damages, claims or liability of whatever nature resulting from any act or omission in the performance of the Consulting Services by the Consultant or by Nazerali. The Consultant shall assume all risks related to the execution of all obligations arising, under this Agreement and shall defend indemnify and save harrnless the Company from all liabilities, suits, actions, losses, costs (including reasonable attorneys fees), damages, claims and demands arising out of such execution (or inexecution) or resulting from its acts or omissions.

7.2 Notwithstanding S7.1, if the Consultant or any of its officers, directors or employees is or is threatened to be joined as a defendant in legal proceedings with the Company in respect of a matter that does not primarily arise out of an act or omission of the Consultant or the execution by the Consultant of any obligation under the Agreement, the Company shall indemnify and save the Consultant harmless from all liabilities, suits, actions, losses, costs (including reasonable attorney fees), damages, claims and demands arising out of or pertaining to such actual or threatened joinder.

                               PART 8

                               GENERAL

Reasonableness of Restrictions and Covenants

8.1 The Consultant confirms and agrees that the covenants and restrictions pertaining to the Consultant contained in this Agreement, including, without limitation, those contained in S4.1 and 4.3, are reasonable and valid and hereby further acknowledges and agrees that the Company would suffer irreparable injury in the event of any breach by the Consultant of its obligations under any such covenant or restriction. Accordingly, the Consultant hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Company shall be entitled, in addition to any other right or remedy which it may have at law, in equity or otherwise, to temporary and permanent injunctive relief enjoining and restraining the Consultant from any such breach.

Set-off

8.2  The Consultant hereby authorizes the Company to set off against any amounts

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payable to the Consultant hereunder any bona fide indebtedness of the Consultant to the Company with respect to this Agreement that has been recorded on the books and records of the Company and of which the Consultant has been given written notice of and to make deductions and to retain any portions of such payments to satisfy any such indebtedness, to the extent permitted by law.

Further Assurances

8.3 Each party will, at its own expense and without expense to any other party, execute and deliver such further agreements and other documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Assignment

8.4 Neither of the parties may assign any right, benefit or interest in this Agreement without the written consent of the other, and any purported assignment without such consent will be void.

Severability

8.5 If any provision of this Agreement is unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Waiver and Consent

8.6 No consent or waiver, express or implied, by any party to or of any breach or default by any other parry of any or all of its obligations under this Agreement will

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)  constitute a general waiver under this Agreement, or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

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Notice

8.7 Every notice, request, demand or direction (each, for the purposes of this section, a "notice") to be given pursuant to this Agreement by any party to another will be in writing and will be delivered or sent by registered or certified mail postage prepaid and mailed in any government post office or by telex, telegram, cable, or other similar form of written communication, in each case, addressed as applicable as follows:

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If to the Consultant at:
         Chancery House
         High Street
         Bridgetown, Barbados

         Telecopier: (604) 684-4691
         Attention: Corporate Secretary

If to the Company at:

         1408 Pawnee Dr.
         Las Vegas, Nevada USA 89109

         Telecopier:
         Attention: Corporate Secretary

or to such other address as is specified by the particular party by notice to the other.

8.8 Any notice delivered or sent in accordance with S8.6 will be deemed to have been given and received

(a)  if delivered, on the day of delivery,

(b) if mailed, on the earlier of the day of receipt and the sixth business day after the day of mailing, or

(c) if sent by telex, telegram cable or other similar form of written communication, on the first business day following the day of transmittal.

8.9 If a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause within two days before or after the time of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

Binding Effect

8.10 This Agreement will ensure to the benefit of and be binding upon the respective legal representatives, successors and permitted assigns of the parties.

Time of Essence

8.11 Time is of the essence in the performance of each obligation under this Agreement.

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Governing Law

8.12 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

PENSBREIGH HOLDINGS LTD.

Per: /s/ A. Nazerali
     -------------------
Name: Altaf Nazerali
Title: President

INFOIMAGING TECHNOLOGIES INC.

Per: /s/ R. Wilmot
Name: Ross Wilmot
Title: Vice President, Finance